UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of Report (Date of earliest event reported): March 29, 2019

_________________________

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16537 (Commission File Number)	36-4370966 (I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania (Address of Principal Executive Offices)	18015-1360 (Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emergent growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 – Termination of a Material Definitive Agreement.

On March 29, 2019, OraSure Technologies, Inc. (the “Company”) terminated a credit agreement (the “Credit Agreement”), dated as of September 30, 2016, with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and the lenders party thereto. The Credit Agreement provided for revolving extensions of credit in an initial aggregate amount of up to $10,000,000 (inclusive of a letter of credit subfacility of $2,500,000), with an option for the Company to request, prior to the second anniversary of the closing date, that existing or new lenders, at their election, provide up to $5,000,000 of additional revolving commitments.  The Credit Agreement was terminated because of the Company’s strong cash position and the availability of alternative financing sources which, if needed, would be more suited to the Company’s business needs.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OraSure Technologies, Inc.

ORASURE TECHNOLOGIES, INC.

Date: March 29, 2019	By:	/s/ Jack E. Jerrett
Jack E. Jerrett